Exhibit 99.2

BOB EVANS FARMS COMPLETES SALE OF BOB EVANS RESTAURANTS TO GOLDEN GATE CAPITAL AND ACQUISITION OF PINELAND FARMS POTATO COMPANY

•	Bob Evans Restaurants sold to Golden Gate Capital for $565 million plus assumption of certain net working capital liabilities. Net proceeds of $475 to $485 million expected

•	Mike Townsley, President, BEF Foods, assumes the role of President and Chief Executive Officer of Bob Evans Farms, Inc.

•	Declares special dividend of $7.50 per share payable on June 16, 2017, to stockholders of record at the close of business on May 30, 2017

•	Establishes a new $300 million credit facility maturing April 28, 2022

NEW ALBANY, Ohio – May 1, 2017 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced the completion of its previously announced sale of Bob Evans Restaurants to Golden Gate Capital on April 28, 2017, and the completion today of its acquisition of Pineland Farms Potato Company.

The sale of Bob Evans Restaurants and the acquisition of Pineland Farms Potato Company marks the beginning of a new era at Bob Evans Farms in which the Company will focus exclusively on realizing the full potential of its BEF Foods business. BEF Foods is the national market share leader in refrigerated dinner side dishes, and is also the market share leader in sausage products in its core Midwest markets. The new Bob Evans, further strengthened by the manufacturing and intellectual capital of Pineland Farms Potato Company, is positioned to be a higher profit and higher growth company that is expected to provide better returns to shareholders and an enhanced product line for customers.

President and Chief Executive Officer Mike Townsley said, “We are pleased the sale of Bob Evans Restaurants and the acquisition of Pineland Farms Potato Company have been completed as anticipated. I, along with the rest of the Bob Evans team, look forward to executing on the expanded set of growth opportunities ahead. We expect to leverage our acquisition of Pineland Farms Potato Company and our superior on-shelf performance to generate continued side-dish sales growth, particularly in expansion markets and new retail channels such as club and convenience stores. We also expect to grow in the food service channel as we partner with restaurant chains to help them better manage their costs while providing high quality products for their guests. This strategy is expected to enable a virtuous cycle of cash flow growth to: reward shareholders; attract and retain top talent; and fund capital and marketing investments which we expect to drive both retail and food service sales growth.”

Executive Chairman Doug Benham said, “The Board wishes Saed Mohseni and the entire Bob Evans Restaurant team continued success evolving the brand and providing guests with the hospitality and high-quality food that reflects the heritage of the brand. We appreciate the extraordinary talent, energy, and vision that Saed Mohseni brought to Bob Evans and are excited he continues to lead Bob Evans Restaurants following its acquisition by Golden Gate Capital. We expect Bob Evans Farms to continue a strong and growing supply relationship with Bob Evans Restaurants well into the future. Looking ahead, the Board is eager to continue partnering with Mike Townsley and Mark Hood as they lead the Bob Evans Farms team in realizing the full potential of the BEF Foods business.”

Josh Cohen, Managing Director at Golden Gate Capital, said, “We are excited to have successfully completed the acquisition of Bob Evans Restaurants, officially beginning our partnership with this exceptional brand as it enters an exciting new chapter. We are confident that Bob Evans Restaurants’ heartfelt hospitality and farm-fresh quality are key differentiators in today’s family dining space and we look forward to continuing to work with Saed Mohseni and the rest of the management team to support the organization’s long-term growth.”

Chief Administrative and Chief Financial Officer Mark Hood said, “Following the completion of these transactions, we repaid outstanding indebtedness with proceeds from the sale of Bob Evans Restaurants and established a $300 million credit facility maturing April 28, 2022. Our near-term leverage range of 1.0-2.0x provides considerable flexibility to continue growing and investing to deliver on the Bob Evans brand promise. We are also pleased to announce the Board has approved a special dividend of $7.50 per share payable June 16, 2017, to stockholders of record at the close of business on May 30, 2017.”

J.P. Morgan Securities LLC served as financial advisor to the Company on the sale of Bob Evans Restaurants. UBS Investment Bank served as financial advisor to Golden Gate Capital.

Bank of America Merrill Lynch, JPMorgan Chase Bank, N.A., and PNC Bank served as joint lead arrangers and joint bookrunners for the establishment of the Company’s new $300 million credit facility. Additionally, Bank of America, N.A. served as administrative agent for the facility.

Information concerning this event was filed by the Company today with the Securities and Exchange Commission and can be obtained at www.sec.gov.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. Additional information about the factors and events that could cause actual results to differ materially from those predicted by the forward looking statements, along with certain other risks, uncertainties and assumptions related to the Company and its business, may be found in our Annual Report on Form 10-K for the fiscal year ended April 29, 2016, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. is a leading producer and distributor of refrigerated potato, pasta and vegetable-based side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevansgrocery.com.

About Pineland Farms Potato Company

Nearly twenty years ago a group of fourth generation Maine potato farmers had a vision that would create jobs, business opportunities, and a brighter future for the young people of northern Maine. In 1997, they built a state-of-the-art potato processing facility that transformed the thousands of acres of potatoes grown in the region from a commodity to a refrigerated ready-to-cook product. In addition to contracting processing potatoes from many family-owned farms, the company purchased its own farming operation in 2012 and became a vertically integrated business. The company’s key products include a wide variety of cut and mashed potato products serving retail and foodservice customers.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $15 billion of capital under management. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Representative restaurant/retail investments sponsored by Golden Gate Capital include Red Lobster, California Pizza Kitchen, On The Border Mexican Grill & Cantina, Eddie Bauer, Express, Pacific Sunwear and Zales.

Contacts:

Bob Evans Farms, Inc.

Scott Van Winkle

Managing Director, ICR

(617) 956-6736

scott.vanwinkle@icrinc.com

Golden Gate Capital

Jenny Gore/Alyssa Linn

Sard Verbinnen & Co

(312) 895-4700/(310) 201-2040

BOBE-G

Source: Bob Evans Farms, Inc.